                                                                     EXHIBIT (J)


                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference into the Prospectus and Statement of Additional Information in this Post-Effective Amendment No. 79 to the Registration Statement of Eaton Vance Municipals Trust (1933 Act File No. 33-572) of our reports each dated October 30, 1998 on the financial statements, supplementary data and financial highlights of National Municipals Portfolio and Eaton Vance National Municipals Fund included in the September 30, 1998 Annual Report to Shareholders of Eaton Vance National Municipals Fund.

     We also consent to the reference to our Firm under the heading "Other Service Providers" in the Statement of Additional Information.


                              /s/  Deloitte & Touche LLP
                              ------------------------------------
                              DELOITTE & TOUCHE LLP


June 23, 1999
Boston, Massachusetts